Exhibit 10.6

WMLM

101695/207

Execution

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is dated this 3rd day of February, 2012, by and between RBH-TRB EAST MEZZ URBAN RENEWAL ENTITY, LLC (“Debtor”), a New Jersey limited liability company, and TD BANK, N.A., a national banking association (“Lender”).

BACKGROUND

WHEREAS, pursuant to the Ground Lease by and between Debtor and Teachers Village School QALICB Urban Renewal, LLC (the “Leasehold Owner”), the Leasehold Owner is obligated to, among other things, (i) improve by constructing structures and related amenities on the Premises (defined herein) and (ii) assign to the Debtor all of its right, title and interest in the Pledged Deposit Accounts (as such term is defined herein), which are held pursuant to the terms of the Intercreditor Agreement and which the Debtor has a security interest pursuant to the terms of the Deposit Account Security Agreement dated as of the date hereof by Leasehold Owner in favor of Debtor, as the same may be amended, restated, modified or supplemented from time to time (the “Deposit Account Security Agreement”);

WHEREAS, Debtor will derive substantial benefit from the transactions contemplated by that certain Bond Agreement dated as of December 1, 2011 by and among Debtor, Lender and the New Jersey Economic Development Authority (the “Issuer”) (as the same may be amended, restated, modified or supplemented, the “Bond Agreement”);

WHEREAS, pursuant to the Bond Agreement, the Issuer issued $22,748,000 of its Qualified School Construction Bonds (the “Bonds”), which were purchased by the Lender pursuant to the Bond Agreement; and

WHEREAS, as additional security for the full, timely and faithful repayment of the Bonds and the performance by Debtor of all of its obligations under the Bond Documents, (the “Obligations”), the Lender requires that the Debtor execute and deliver this Agreement for the benefit of the Lender.

NOW, THEREFORE, the parties hereto, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.         DEFINITIONS AND INTERPRETATION

1.1          Terms Defined: As used in this Agreement, the following terms have the following respective meanings:

Account - All of the “accounts” (as that term is defined in the UCC) of Debtor, whether now existing or hereafter arising.

Account Debtor - Any Person obligated on any Account owing to Debtor.

Affiliate - With respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person, or (iii) any person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.  Control may be by ownership, contract, or otherwise.

Assignment of Claims Act — The Federal Assignment of Claims Act, 31 U.S.C. § 3727 et seq., as amended from time to time.

Assignment of Contracts — Assignment of Contracts, Licenses and Permits dated as of the date hereof by Leasehold Owner to Debtor, as the same may be amended, restated, modified or supplemented from time to time.

Assignment of Leases — The Absolute Assignment of Leases and Rents dated as of the date hereof by Leasehold Owner to Debtor, as the same may be amended, restated, modified or supplemented from time to time.

Bond Documents — Collectively, the Bond Agreement, the Loan Documents and the Collateral Documents.

Business Day - A day other than Saturday or Sunday when Lender is open for business in New York, New York.

Capital Stock - Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all other ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

Cash Management Agreement — The Cash Management Agreement dated as of the date hereof by and among the Debtor, the Leasehold Owner, the Subordinate Lender, GS Halsey NMTC Investment Fund LLC, NJCC CDE Essex LLC, Gateway SUB-CDE I, LLC and Lender as the same may be amended, restated, modified or supplemented from time to time.

Collateral - All of the Property and interests in Property described in Section 2.1 of this Agreement and all other and interests in Property that now or hereafter secure payment of the Obligations and satisfaction by Debtor of all covenants and undertakings contained in this Agreement and the other Bond Documents.

Collateral Documents — The “Collateral Documents”, as defined in the Bond Agreement.

Construction Fund Proceeds — The Construction Fund Proceeds”, as such term is defined in the Intercreditor Agreement.

Construction Proceeds — The Construction Fund Proceeds pledged to Debtor by Leasehold Owner pursuant to the terms of the Ground Lease and the Deposit Account Security Agreement.

Default - Any event, act, condition or occurrence which with notice, or lapse of time or both, would constitute an Event of Default hereunder.

Event of Default - As defined in Section 5.1.

Excluded Property — Collectively, the Capitalized Interest Account #2, Capitalized Interest Account #3, RAB Capitalized Interest Account and the CDBG Account (all as such terms are defined in the Intercreditor Agreement).

Expenses - Section 6.6.

Governmental Authority - Any federal, state or local government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, or arbitration.

Intercreditor Agreement — The Intercreditor, Escrow and Disbursement Agreement dated as of the date hereof, among Debtor, the Leasehold Owner, the Lender, the Subordinate Lender, GS Halsey NMTC Investment Fund LLC, NJCC CDE Essex LLC and Gateway Sub-CDE, I, LLC, as the same may be amended, restated, modified or supplemented from time to time.

Inventory - All of the “inventory” (as that term is defined in the UCC) of Debtor, whether now existing or hereafter acquired or created.

Lien - Any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, an escrow or an assignment.  For the purposes of this Agreement, Debtor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

Loan Documents – The “Loan Documents” as defined in the Bond Agreement.

Obligations - All existing and future debts, liabilities and obligations of every kind or nature at any time owing by Debtor to Lender or any other subsidiary of Lender or Lender Affiliate whether under this Agreement, or any other existing or future instrument, document or agreement, between Debtor and Lender or any other subsidiary of Lender or Lender

Affiliate, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or Expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Debtor, whether or not a claim for such post-commencement interest is allowed), including, without limitation, debts, liabilities and obligations in respect of the Bonds and the Bond Documents and any extensions, modifications, substitutions, increases and renewals thereof; the payment of all amounts advanced by Lender or any other subsidiary of Lender or Bank Affiliate to preserve, protect and enforce rights hereunder and in the Collateral; and all Expenses incurred by Lender or any other subsidiary of Lender or Bank Affiliate.  Without limiting the generality of the foregoing, Obligations shall include any other debts, liabilities or obligations owing to Lender or any other subsidiary of Lender or Bank Affiliate in connection with any lockbox, cash management, or other services (including electronic funds transfers or automated clearing house transactions) provided by Lender or any other subsidiary of Lender or Bank Affiliate to Debtor.

Permitted Liens— Permitted Liens as further detailed in Section 3.3 and Schedule 3.3.

Person - An individual, partnership, corporation, trust, limited liability company, limited liability partnership, unincorporated association or organization, joint venture or any other entity.

Pledged Deposit Accounts — all the accounts set forth on Exhibit A hereto and made a part hereof.

Premises- All of that certain premises located in the City of Newark, County of Essex and State of New Jersey, more particularly described in the Bond Documents.

Property - Any interest of Debtor in any kind of personal property, whether tangible or intangible.

Subordinate Lender — Collectively, Casino Reinvestment Development Authority and Brick City Development Corporation.

“Subordination Agreements” - Collectively, each Subordination Agreement by and between Lender and each Subordinate Lender.

UCC - The Uniform Commercial Code as adopted in the State of New Jersey as the same may be amended from time to time.

Other Capitalized Terms - Any other capitalized terms used without further definition herein shall have the respective meaning set forth in the UCC.

1.2          Construction:    No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting shall apply to any Bond Documents.

SECTION 2.         COLLATERAL

2.1          Collateral:   As security for the payment of the Obligations, and satisfaction by Debtor of all covenants and undertakings contained in this Agreement and the other Bond Documents, Debtor hereby assigns and grants to Lender, a continuing Lien on and security interest in, upon and to all assets of Debtor, including Debtor’s right, title and interest in, to the following Property, all whether now owned or hereafter acquired, created or arising and wherever located (excluding the Excluded Property) (collectively, the “Collateral”):

(1)             Accounts - All Accounts;

(2)             Chattel Paper - All Chattel Paper;

(3)             Documents - All Documents;

(4)             Instruments - All Instruments;

(5)             Inventory - All Inventory;

(6)             General Intangibles - All General Intangibles;

(7)             Equipment - All Equipment;

(8)             Fixtures - All Fixtures;

(9)             Deposit Accounts - All Deposit Accounts;

(10)          Goods - All Goods;

(11)          Letter of Credit Rights — All Letter of Credit Rights;

(12)          Supporting Obligations — All Supporting Obligations;

(13)          Investment Property - All Investment Property;

(14)          Commercial Tort Claims — All Commercial Tort Claims, provided that Lender acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to Debtor’s compliance with Section 4.4 of this Agreement;

(15)          Pledged Deposit Accounts — All Pledged Deposit Accounts;

(16)          Property in Lender’s Possession - All Property of Debtor, now or hereafter in Lender’s possession;

(17)          Construction Proceeds — The Construction Proceeds;

(18)          Leasehold Owner’s Assets - All of the Debtor’s right, title and interest in any asset of the Leasehold Owner including but not limited to that which is granted to Debtor pursuant to the Deposit Account Security Agreement, Assignment of Leases and the Assignment of Contracts (collectively, the “Leasehold Owner’s Property”); and

(19)         Proceeds - The Proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing property described in clauses (1) through (18).

2.2         Perfection of Security Interest:

Debtor shall execute and/or deliver to Lender, or cause to be executed and delivered (all in form and substance satisfactory to Lender and its counsel):

(a)           Financing statements pursuant to the UCC, which Lender may file in the jurisdiction where Debtor is organized and in any other jurisdiction that Lender deems appropriate; and

(b)           Any other agreements, documents, instruments and writings, including, without limitation, intellectual property security agreements, required by Lender to evidence, perfect or protect the Liens and security interests in the Collateral or as Lender may reasonably request from time to time.

2.3         Other Actions:

(a)           In addition to the foregoing, Debtor shall do anything further that may be reasonably required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including, without limitation, (i) the execution and delivery of security agreements, contracts, control agreements and any other documents required hereunder, including without limitation, Debtor shall cause Leasehold Owner to execute and deliver an account control agreement by and among Debtor, Leasehold Owner and TD Bank, N.A., as custodian, in connection with the Pledged Deposit Accounts and, (ii) with respect to amounts due to Debtor from the United States or any agency or instrumentality thereof, the execution and delivery of such documents as may be required to assign such amounts to Lender under the Assignment of Claims Act.  At Lender’s reasonable request, Debtor shall also immediately deliver (with execution by Debtor of all necessary documents or forms to reflect, implement or enforce the Liens described herein), or cause to be delivered to Lender all items for which Lender must receive possession to obtain a perfected security interest, including without limitation, all notes, stock powers, letters of credit, certificates and documents of title, Chattel Paper, Warehouse Receipts, Instruments, and any other similar instruments constituting Collateral.

(b)           Lender is hereby authorized to file financing statements and amendments to financing statements without Debtor’s signature, in accordance with the UCC.  Debtor hereby authorizes Lender to file all such financing statements and amendments to financing statements describing the Collateral in any filing office as Lender, in its sole discretion may determine, including financing statements listing “All Assets” in the collateral description therein, excluding however, the Excluded Property.  Debtor agrees to comply with the requests of Lender in order for Lender to have and maintain a valid and perfected first security interest in the Collateral including, without limitation, executing and causing any other Person to execute such documents as Lender may require to obtain Control (as defined in the UCC) over all Deposit Accounts, including, without limitation, the Pledged Deposit Accounts, Letter of Credit Rights and Investment Property.

2.4          Searches, Certificates:

(a)           Lender may from time to time, at Debtor’s expense, obtain the following searches (the results of which are to be consistent with the warranties made by Debtor in this Agreement):

(1)           UCC searches with the Secretary of State and local filing office of each state where Debtor is organized, maintains its executive office, a place of business, or assets; and

(2)           Judgment, state and federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (1) above.

(b)           Debtor shall obtain and deliver to Lender good standing certificates showing Debtor to be in good standing in its state of organization and in each other state in which it is doing and presently intends to do business for which qualification is required.

2.5          Intentionally Omitted.

2.6          Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

2.7          Power of Attorney: Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Debtor during such time as any Obligations are outstanding (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of Debtor upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Debtor and constitute collections on Debtor’s Accounts or proceeds of other Collateral; (b) execute and/or file in the name of Debtor any financing statements, schedules, assignments, instruments, documents and statements that Debtor is obligated to give Lender hereunder or is necessary to perfect (or continue or evidence the perfection of such security interest or Lien) Lender’s security interest or Lien in the Collateral; and (c) during the continuance of an Event of Default, do such other and further acts and deeds in the name of Debtor that Lender may reasonably deem necessary or desirable to enforce any Account or other Collateral.

SECTION 3.         REPRESENTATIONS AND WARRANTIES

To induce Lender to purchase the Bonds, Debtor warrants and represents to Lender that:

3.1          Validity:

(a)             Intentionally Omitted.

(b)             The making and performance of this Agreement and the other Bond Documents will not violate any law, government rule or regulation, court or administrative order or other such order, or any of the provisions of Debtor’s organizational documents, or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which Debtor is a party, or by which Debtor is bound.

(c)             Debtor has all requisite power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of this Agreement.

(d)             This Agreement is valid and binding upon Debtor, and enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.2          Places of Business: The only places of business of Debtor, and the places where Debtor keeps and intends to keep its Property, are at the Premises or at the address of the Debtor set forth in Section 6.7 of this Agreement.

3.3          Title to Properties: Debtor has good and marketable title in fee simple (or its equivalent under applicable law) to all the Property it purports to own, free from Liens and free from the claims of any other Person, except for Permitted Liens as shown on Schedule 3.3. No other Person has control of any of the Collateral.

3.4          Governmental Authorizations; Consents: No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other person is required for (a) the grant by Debtor of the security interests granted hereby or for the execution, delivery or performance of this Agreement by Debtor; or (b) the perfection of the security interests granted hereby and pursuant to any other Bond Documents (except for the filing of UCC financing statements with the appropriate jurisdiction); or (c) the exercise by Lender of its rights and remedies hereunder.

3.5          Intentionally Omitted.

3.6          Names and Intellectual Property: Except as otherwise disclosed to Lender in writing, Debtor has not conducted business under or used any other name (whether corporate or assumed).  Debtor is the sole owner of all such names and any and all business done and all invoices issued in such trade names are Debtor’s sales, business and invoices.  The chief executive office and mailing address of Debtor is presently located at 89 Market Street, 8th Floor, Newark, New Jersey 07102.  The exact legal name of Debtor is that indicated on the signature page hereof.  Debtor is an organization of the type, and is organized in the jurisdiction set forth herein.

3.7          Intentionally Omitted.

3.8          Perfection and Priority: This Agreement is effective to create in favor of Lender legal, valid and enforceable Liens in all right, title and interest of Debtor in the Collateral, and when financing statements have been filed in the offices of the jurisdictions shown on Schedule

3.8 attached hereto and made part hereof under Debtor’s name, Debtor will have granted to Lender, and Lender will have perfected first priority Liens in the Collateral, superior in right to any and all other Liens, existing or future.

SECTION 4.         COVENANTS

Debtor covenants that:

4.1          Payment of Taxes and Claims: Debtor shall pay and shall cause Leasehold Owner to pay, as applicable, before they become delinquent, all taxes, assessments and governmental charges, or levies imposed upon it, or upon Debtor’s Property, and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons, entitled to the benefit of statutory or common law Liens which, in any case, if unpaid, would result in the imposition of a Lien upon its Property; provided however, that Debtor shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof, shall at the time, be contested in good faith and by appropriate proceedings by Debtor, and if Debtor shall have set aside on its books adequate reserves in respect thereof, if so required in accordance with GAAP; which deferment of payment is permissible so long as no Lien other than a Permitted Lien has been entered and Debtor’s title to, and its right to use, its Property are not materially adversely affected thereby.

4.2          Maintenance of Properties: Debtor shall, and shall cause Leasehold Owner, to maintain its respective Property in good condition (normal wear and tear excepted) make all necessary renewals, replacements, additions, betterments and improvements thereto and will pay and discharge when due the cost of repairs and maintenance to its Property, and will pay all rentals when due for all real estate leased by Debtor.

4.3          Places of Business: Debtor shall give thirty (30) days prior written notice to Lender of any changes in the location of any of its respective places of business, of the places where records concerning its Accounts or where its Inventory are kept, or the establishment of any new, or the discontinuance of any existing place of business.

4.4          Commercial Tort Claims: Debtor will immediately notify Lender in writing in the event that Debtor or Leasehold Owner, becomes a party to or obtains any rights with respect to any Commercial Tort Claim.  Such notification shall include information sufficient to describe such Commercial Tort Claim, including, but not limited to, the parties to the claim, the court in which the claim was commenced, the docket number assigned to such claim, if any, and a detailed explanation of the events that gave rise to the claim.  Debtor shall, and shall cause Leasehold Owner, to execute and deliver to Lender all documents and/or agreements necessary to grant Lender a security interest in such Commercial Tort Claim to secure the Obligations.  Debtor authorizes Lender to file (without Debtor’s signature) initial financing statements or amendments, as Lender deems necessary to perfect its security interest in the Commercial Tort Claim.

4.5          Letter of Credit Rights: Debtor shall provide Lender with written notice of any Letters of Credit for which Debtor or Leasehold Owner is the beneficiary.  Debtor shall execute and deliver (or cause to be executed or delivered) to Lender, all documents and agreements as

Lender may require in order to obtain and perfect its security interest in such Letter of Credit Rights.

4.6         Intentionally Omitted.

4.7          Liens and Encumbrances: Debtor shall not and shall not permit Leasehold Owner to: (i) execute a negative pledge agreement with any Person covering any of its respective Property, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its respective Property (including, without limitation, the Collateral), whether now owned or hereafter acquired, to be subject to a Lien or be subject to any claim except for Permitted Liens.

4.8          Jurisdiction of Organization: Without providing at least 30 days’ prior written notice to Lender, Debtor shall not change its name, its type of organization, jurisdiction of organization or other legal structure, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one.

SECTION 5.         DEFAULT

5.1          Events of Default: Each of the following events shall constitute an event of default (“Event of Default”):

(a)             Payments - if Debtor fails to make any payment of principal interest, charges, fees, Expenses or other monetary obligations owing to Lender on the date such payment is due and payable; or

(b)             Particular Covenant Defaults - if Debtor fails to perform, comply with or observe any covenant or undertaking contained in this Agreement; or

(c)             Warranties or Representations - if any warranty, representation or other statement by or on behalf of Debtor contained in or pursuant to this Agreement is false, erroneous, or misleading in any material respect when made; or

(d)             Other Agreements - if Debtor breaches or violates the terms of, or if a default (and expiration of any applicable cure period), or an Event of Default occurs and is continuing under any Bond Document or the Ground Lease; or

(e)             Liens - if any Lien in favor of Lender shall cease to be valid, enforceable and perfected and prior to all other Liens other than Permitted Liens or if Debtor or any Governmental Authority shall assert any of the foregoing.

5.2          Cure:    Nothing contained in this Agreement or the Bond Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder.

5.3          Rights and Remedies on Default:

(a)           In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Bond Documents (each of which is also then exercisable by

Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default Lender may, in its discretion, terminate any obligation to extend credit to Debtor and declare all Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind.

(b)           Intentionally Omitted.

(c)           In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Bond Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the acceleration of the Obligations following the occurrence of an Event of Default, Lender may, in its discretion, exercise all rights under the UCC and any other applicable law or in equity, and under all Bond Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

(1)         The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including without limitation the right to notify the United States postal authorities to redirect mail addressed to Debtor to an address designated by Lender); or

(2)         By its own means or with judicial assistance, enter Debtor’s premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and Debtor shall not resist or interfere with such action; or

(3)         Require Debtor at Debtor’s expense to assemble all or any part of the Collateral (other than real estate or fixtures) and make it available to Lender at any place designated by Lender.

(d)           In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Bond Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default, Debtor shall, at the request of Lender, notify Account Debtors and other persons obligated on any of the Collateral of the security interest of Debtor in any Account, Chattel Paper, General Intangible, Instrument or other Collateral and that payment thereof is to be made directly to Lender or to any financial institution designated by Lender as Lender’s agent therefor, and Lender may itself, without notice to or demand upon Debtor, so notify Account Debtors and other persons obligated on Collateral.  After the making of such a request or the giving of any such notification, Debtor shall hold any proceeds of collection of Accounts, Chattel Paper, General Intangibles, Instruments and other Collateral received by Debtor as trustee for Lender without commingling the same with other funds of Debtor and shall turn the same over to Lender in the identical form received, together with any necessary endorsements or assignments.  Lender shall apply the proceeds of collection of Accounts, Chattel Paper, General Intangibles, Instruments and other Collateral received by

Lender to the Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

(e)           Debtor hereby agrees that a notice received by it at least seven (7) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Debtor.  Debtor covenants and agrees not to interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.  Lender shall have no obligation to clean up or prepare the Collateral for sale.  If Lender sells any of the Collateral upon credit, Debtor will only be credited with payments actually made by the purchaser thereof, that are received by Lender.  Lender may, in connection with any sale of the Collateral specifically disclaim any warranties of title or the like.

5.4          Nature of Remedies: All rights and remedies granted Lender hereunder and under the Bond Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full.  The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Debtor, at any time, under any agreement, with any available remedy and in any order.

5.5         Set-Off:

In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Bond Documents (each of which is also then exercisable by Lender), upon or at any time after the occurrence and during the continuance of an Event of Default, Lender (and any participant) shall have and be deemed to have, without notice to Debtor, the immediate right of set-off against any bank account of Debtor with Lender or after exercising Lender’s rights with respect to the Deposit Account Security Agreement, any bank account of Leasehold Owner with Lender or with any other subsidiary of Lender or Lender Affiliate or any participant or assigned by the Leasehold Owner to the Debtor including, without limitation, the Pledged Deposit Accounts and may apply the funds or amount thus set-off against any of Debtor’s Obligations hereunder.

If any bank account of Debtor with Lender, any other subsidiary of Lender or Bank Affiliate or any participant is attached or otherwise liened or levied upon by any third party, Lender (and such participant) shall have and be deemed to have, without notice to Debtor, the immediate right of set-off and may apply the funds or amount thus set-off against any of Debtor’s Obligations hereunder.

SECTION 6.         MISCELLANEOUS

6.1          Governing Law:  THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND

DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW JERSEY.  THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

6.2          Intentionally Omitted.

6.3          Waiver:  No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Debtor no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

6.4          Indemnity.

(a)           Debtor releases and shall indemnify, defend and hold harmless Lender and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Debtor under, pursuant or related to this Agreement and the other Bond Documents, (ii) Debtor’s breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Bond Documents, and (iii) any claim by any other creditor of Debtor against Lender arising out of any transaction whether hereunder or in any way related to the Bond Documents and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting solely from acts or conduct of Lender constituting willful misconduct or gross negligence.

(b)           Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof.  The omission so to notify the indemnifying party shall relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection only if the indemnifying party is unable to defend such actions as a result of such failure to so notify.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

6.5          Time: Whenever Debtor shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day.  Time is of the essence in Debtor’s performance under all provisions of this Agreement and all related agreements and documents.

6.6          Expenses of Lender: Debtor will pay upon demand of Lender all reasonable costs, fees and expenses of Lender in connection with (i) the analysis, negotiation, preparation, execution, administration, delivery and termination of this Agreement, and other Bond Documents and the documents and instruments referred to herein and therein, and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, whether or not any such amendment, amendment and restatement, supplement, waiver or consent is executed or becomes effective, search costs, the reasonable fees, expenses and disbursements of counsel for Lender, and reasonable charges of any expert consultant to Lender, (ii) the enforcement of Lender’s rights hereunder, or the collection of any payments owing from, Debtor under this Agreement and/or the other Bond Documents or the protection, preservation or defense of the rights of Lender hereunder and under the other Bond Documents, and (iii) any refinancing or restructuring of the credit arrangements provided under this Agreement and other Bond Documents in the nature of a “work-out” or of any insolvency or bankruptcy proceedings, or otherwise (including the reasonable fees and disbursements of counsel for Lender and, with respect to clauses (ii) and (iii), reasonable allocated costs of internal counsel) (collectively, the “Expenses”).

6.7          Notices:

(a)           Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person to the person listed below or if sent by telecopy or by nationally recognized overnight courier, as follows, unless such address is changed by written notice hereunder:

If to Lender to:	TD Bank, N.A. 317 Madison Avenue New York, New York 10017 Attention: Matthew Schatz, Vice President

With a copy to:	Windels Marx Lane & Mittendorf, LLP 156 West 56th Street New York, New York 10019 Attention: Michele Arbeeny, Esq.

If to Debtor to:	RBH-TRB East Mezz Urban Renewal Entity, LLC c/o RBH Group 89 Market Street, 8th Floor Newark, New Jersey 07102 Attention: Ron Beit-Halachmy

With a copy to:	Herrick Feinstein LLP

2 Park Avenue New York, New York 10016 Attention: Laurie A. Grasso, Esq

(b)           Any notice sent by Lender, or Debtor by any of the above methods shall be deemed to be given when so received.

(c)           Lender shall be fully entitled to rely upon any telecopy transmission or other writing purported to be sent by any officer of Debtor as being genuine and authorized.

6.8          Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

6.9          Survival: All warranties, representations, and covenants made by Debtor herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Notes, regardless of any investigation made by Lender or on its behalf.  All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Debtor hereunder.  Except as otherwise expressly provided herein, all covenants made by Debtor hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.  All indemnification obligations under this Agreement shall survive the termination of this Agreement and payment of the Obligations for a period of two (2) years.

6.10        Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.  Debtor may not transfer, assign or delegate any of its duties or obligations hereunder.  Debtor acknowledges and agrees that Lender may at any time, and from time to time, (a) sell participating interests in the Obligations, and Lender’s rights hereunder to other financial institutions, and (b) sell, transfer, or assign the Obligations and Lender’s rights hereunder, to any one or more additional banks or financial institutions.

6.11        Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

6.12        Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Debtor and Lender.

6.13        Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

6.14        Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Debtor.  Nothing contained in this Agreement shall be construed as a delegation to

Lender of Debtor’s duty of performance, including, without limitation, Debtor’s duties under any account or contract with any other Person.

6.15        Discharge of Taxes, Debtor’s Obligations, Etc.: Lender, in its sole discretion, shall have the right at any time, and from time to time, with at least ten (10) days prior notice to Debtor if Debtor fail to do so, to: (a) pay for the performance of any of Debtor’s obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on Debtor’s Property in violation of this Agreement unless Debtor is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP.  Expenses and advances shall be added to the Obligations and bear interest at the highest rate applicable to the Obligations, until reimbursed to Lender.  Such payments and advances made by Lender shall not be construed as a waiver by Lender of a Default or Event of Default under this Agreement.

6.16        Consent to Jurisdiction: Debtor and Lender each hereby irrevocably consent to the non-exclusive jurisdiction of the Courts of the State of New Jersey or the federal courts sitting in the County of Essex or City of Newark in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking.  Debtor waives any objection which Debtor may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.  Debtor irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

6.17        Waiver of Jury Trial: DEBTOR AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE BOND DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE BOND DOCUMENTS.

6.18        Consequential Damages: Neither Lender nor agent or attorney of Lender, shall be liable for any consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

[SIGNATURES TO FOLLOW ON SEPARATE PAGE]

[SIGNATURE PAGE TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the undersigned parties have executed this Security Agreement the day and year first above written.

RBH-TRB EAST MEZZ URBAN RENEWAL ENTITY, LLC

a Delaware limited liability company

By:	/s/ Ron Beit-Halachmy
Name: Ron Beit-Halachmy
Title: Authorized Signatory

TD BANK, N.A.

By:	/s/ Matthew Schatz
Name: Matthew Schatz
Title: Vice President

EXHIBIT A

Capitalized Interest Account #1— The Leasehold Owner’s “Capitalized Interest Account #1”, as such term is defined in the Intercreditor Agreement, identified as account no. 4267608269.

Construction Escrow Account — The Leasehold Owner’s “Construction Escrow Account”, as such term is defined in the Intercreditor Agreement, identified as account no. 4267608219.

CRDA Account — The Leasehold Owner’s “CRDA Account”, as such term is defined in the Intercreditor Agreement, identified as account no. 4267608235.

QSCB Account — The Leasehold Owner’s “QSCB Account”, as such term is defined in the Intercreditor Agreement, identified as account no. 4267608227.

Schedule 3.3

Permitted Liens

Liens permitted by the Subordination Agreement

Schedule 3.8

Filing Locations

New Jersey Secretary of State